CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                         VITROSEAL, INC.



          We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary, of VitroSeal, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
          The name of the Corporation is "VitriSeal, Inc."
                                II
          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, and by Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          The number of shares entitled to vote on the amendment was
665,309.
                                IV
          The number of shares voted in favor of the amendment was 515,218, with none opposing and none abstaining.
                                  /S/David C. Merrell
                                  _______________________________________
                                  David C. Merrell, President

                                  /s/Corie Merrell
                                  _______________________________________
                                  Corie Merrell, Secretary

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 17th day of February, 1999, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of VitroSeal, Inc., and that he is authorized to and did execute the above instrument.

                                  /s/Sheryl Ross
                                  __________________________________________
                                  NOTARY PUBLIC
         (Notary Seal)

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

         On the 17th day of February, 1999, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary of VitroSeal, Inc., and that she is authorized to and did execute the above instrument.

                                  /s/Sheryl Ross
                                  __________________________________________
                                  NOTARY PUBLIC
         (Notary Seal)